EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 21, 2007 with respect to the consolidated financial statements of World Energy Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2006.  We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ UHY LLP

Boston, Massachusetts
November 9, 2007